Exhibit 10.2
PROMISSORY NOTE
August 3, 2005 $1,000,000
     FOR VALUE RECEIVED, the undersigned, VOIP, INC., a Texas corporation (the “Company”), promises to pay WQN, INC. (the “Lender”) at 14911 Quorum Drive, Suite 140, Dallas, Texas 75254 or such other address as the Lender shall specify in writing, the principal sum of ONE MILLION DOLLARS ($1,000,000) and interest at the annual rate of six percent (6%) on the unpaid balance pursuant to the following terms of this Promissory Note (the “Note”):
     1. Principal and Interest.
          (a) Subject to Section 1(b), for value received, the Company hereby promises to pay to the order of the Lender, on the twelve-month anniversary of the date hereof (the “Maturity Date”), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000), together with interest on the unpaid principal of this Note at the rate of six percent (6%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Note until paid. Notwithstanding anything herein to the contrary, upon consummation of the transaction contemplated by that certain Asset Purchase Agreement, of even date herewith (the “Asset Purchase Agreement”), between the Company and Lender, this Note shall automatically be terminated and cancelled and the Company shall have no further obligation hereunder.
          (b) Notwithstanding the foregoing, the amounts due hereunder shall only be payable by the Company in the event the transactions (the “Transactions”) contemplated by the Asset Purchase Agreement and the other documents contemplated thereby (the “Transaction Documents”) are not consummated as a result of Lender’s failure to close the Transactions, and the amounts due and payable hereunder shall be deemed to have been paid out of the cash assets constituting part of the “Assets” (as defined in the Asset Purchase Agreement”) transferred to Lender at the closing of the Transactions.
     2. Monthly Principal and Interest Payments. Until the Maturity Date, the Company shall make twelve (12) monthly payments of interest in the amount of $5,000 per month on the first day of each month (each, a “Payment Due Date”), commencing on September 1, 2005. The full principal amount of this Note and any accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date. In the event that Lender terminates the Asset Purchase Agreement pursuant to Sections 9.1(b),(c), (d) or (e) thereof or Parent or the Company terminates the Asset Purchase Agreement pursuant to Sections 9.1(f),(g) or (h) thereof, this Note shall be repayable, at the option of the Company, in cash or by delivering shares of the Company’s restricted common stock, par value $0.001 per share (the “Common Stock”). The number of shares of Common Stock for such payment shall be determined by dividing the aggregate principal and interest amounts due on the Maturity Date by $0.80.

     3. Right of Prepayment. Notwithstanding the payments pursuant to Section 2, the Company at its option shall have the right to prepay, with three (3) business days’ advance written notice, any additional amounts of outstanding principal of this Note. .
     4. Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.
     5. Costs, Indemnities and Expenses. Upon an Event of Default (as defined herein), the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.
     6. Event of Default. An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following:
          (a) The Company should fail for any reason or for no reason to make any payment of the principal of, interest on or other charges in respect of this Note, within three (3) days of the date the same shall become due and payable (whether on an installment, a Payment Due Date, or the Maturity Date or by acceleration or otherwise);
          (b) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note, the other Transaction Documents, or any other note issued, or shall hereinafter be issued to the Lender or its affiliates, which is not cured within the time prescribed or if no time is prescribed, within ten (10) days after written notice to the Company; or
          (c) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing.
     7. Remedies. Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal balance at twelve percent (12%) per year or the highest rate permitted by applicable law, if lower, and the Lender shall be entitled to seek and institute any and all remedies available to it.
     8. Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by applicable law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender’s receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.
     9. Cancellation of Note. Upon (a) the consummation of the Transaction (in which event the Company shall have no further obligations hereunder), or (b), the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.
     10. Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.
     11. Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

     12. Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.
     13. Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company. The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.
     14. No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
     15. Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.
     16. Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:	VoIP, Inc.
12330 SW 53rd Street, Suite 712
Fort Lauderdale, FL 33330
Attention: Steven Ivester
	Telephone:	(954) 434-2000
	Facsimile:	(954) 434-4454

with a copy to:	Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, TX 75201
Attention: Ronald L. Brown, Esq.
	Telephone:	(214) 659-4469
	Facsimile:	(214) 659-4819

If to the Lender:	WQN, Inc.
14911 Quorum Drive
Suite 140
Dallas, Texas 75254
	Attention:	Chief Executive Officer
Telephone:

Facsimile:

with a copy to:
Patton Boggs LLP
2100 Ross Avenue Suite 3000
Dallas, Texas 75201
Attention: Charles Miller, Esq.
Telecopy No.: 214-758-1550
Telephone No.: 214-758-1500
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (z) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b) or (c) above, respectively.
     17. Remedies, Other Obligations, Breaches and Injunctive Relief. The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.
     18. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the Dallas County Court sitting in Dallas County, Texas and the United States Federal District Court for the Fifth District, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     19. No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.
     20. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.
     21. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.
     22. Entire Agreement. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.
     23. Security. This Note is secured by that certain Security Agreement, of even date herewith, between the Company and Lender.
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     IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.

VoIP, Inc.

By:	/s/ Steven Ivester

Name: Steven Ivester
Title: Chief Executive Officer